UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 15, 2022, AcelRx Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report, among other things, the voting results from the Company’s previously adjourned 2022 Annual Meeting of Stockholders (“Annual Meeting”) held on July 15, 2022, including, among other matters, Proposal 4, the stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 300 million shares. On July 25, 2022, the Company filed Amendment No. 1 to the Current Report on Form 8-K/A to amend Item 5.07 of the Original Report to disclose the final voting results with respect to Proposal 4 described under Item 5.07 below. This Amendment No. 2 to the Current Report on Form 8-K/A amends Item 5.07 of the Original Report to correct the stockholder vote totals on Proposal 3, the approval on an advisory basis of the compensation of the Company’s executive officers, described under Item 5.07 below.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 5.07 of the Original Report, as amended hereby, is set forth below.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on July 15, 2022. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 147,116,132 shares of common stock entitled to vote at the Annual Meeting. A total of 85,818,978 shares were present at the Annual Meeting on July 15, 2022 in person or by proxy, and a total of 87,625,583 shares were present at the reconvened Annual Meeting on July 22, 2022 in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Vincent J. Angotti, Stephen J. Hoffman, M.D., Ph.D. and Pamela P. Palmer, M.D., Ph.D. were elected as Class II directors to hold office until the 2025 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Vincent J. Angotti	34,910,467	11,499,175	39,409,336
Stephen J. Hoffman, M.D., Ph.D.	36,208,416	10,201,226	39,409,336
Pamela P. Palmer, M.D., Ph.D.	37,645,964	8,763,678	39,409,336

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The selection by the Audit Committee of the Board of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022 was ratified by the following vote:

For	Against	Abstain
81,188,023	3,525,987	1,104,968

Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
31,558,701	13,310,245	1,540,696	39,409,336

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 4, which sought to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 300 million shares. As announced during the Annual Meeting on July 15, 2022, the Annual Meeting was set to reconvene at 10:00 a.m. Pacific Time on July 22, 2022. Due to public health concerns arising from the COVID-19 pandemic, the reconvened Annual Meeting was completely virtual and conducted via live webcast. The Company’s stockholders of record as of the close of business on the original record date of May 25, 2022, were able to attend the reconvened Annual Meeting by visiting the same virtual meeting link and using the same access code that was used for the other portions of the meeting, where they were be able to listen to the meeting live, submit questions and vote online. During the period of adjournment, stockholders who were voting by proxy could vote or revoke or change their vote as to Proposal 4 to be considered at the reconvened meeting until then.

Proposal 4: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 200 Million to 300 Million Shares.

During the reconvened Annual Meeting on July 22, 2022, as Proposal 4 did not receive the affirmative vote of the holders of a majority of the outstanding shares common stock, the proposal did not pass. The results of the voting for this proposal were as follows:

For	Against	Abstain
59,959,078	26,394,108	1,272,397

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2022

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer